Exhibit 99.5

INSTRUCTION TO REGISTERED HOLDER

FROM BENEFICIAL OWNER

of

7 5/8% Senior Notes due 2011

of

AVIALL, INC.

To Registered Holder:

The undersigned hereby acknowledges receipt of the Prospectus dated             , 2003 (the “Prospectus”) of Aviall, Inc. (the “Company”), and accompanying Letter of Transmittal (the “Letter of Transmittal”), which, together with the Prospectus, constitute the Company’s offer (the “Exchange Offer”) to exchange $1,000 principal amount of its 7 5/8% Senior Notes due 2011 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for each $1,000 principal amount of its outstanding 7 5/8% Senior Notes due 2011 (the “Old Notes”). Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount): $

With respect to the Exchange Offer, the undersigned hereby instructs you (check one of the following boxes):

☐	To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):

$             of Old Notes.*

or

☐	NOT to TENDER any Old Notes held by you for the account of the undersigned.

*	New Notes and the untendered portion of Old Notes must be in minimum denominations of integral multiples of $1,000.

If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is engaging or intends to engage in the distribution of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) or similar letters, (iv) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Commission and (v) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is an “affiliate” of the Company, as defined under Rule 405 under the Securities Act. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Old Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Name of beneficial owner(s) (please print)

Signature(s):

Address:

Telephone Number:

Taxpayer identification or Social Security Number:

Date: